      As filed with the Securities and Exchange Commission on December 23, 1996
                                                     Registration No. 333-01679

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------------

                           KASH N' KARRY FOOD STORES, INC.
                (Exact name of registrant as specified in its charter)

                                       DELAWARE
                    (State or other jurisdiction of incorporation)

                                      95-4161591
                         (I.R.S. Employer Identification No.)

                                   6422 HARNEY ROAD
                                 TAMPA, FLORIDA 33610
                (Address of Principal Executive Offices and Zip Code)

                           KASH N' KARRY FOOD STORES, INC.
                         1995 KEY EMPLOYEE STOCK OPTION PLAN
                               (Full title of the plan)

                                 R. WILLIAM MCCANLESS
                               EXECUTIVE VICE PRESIDENT
                                   6422 HARNEY ROAD
                                 TAMPA, FLORIDA 33610
                                    (813) 621-0200
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                ----------------------

                                       COPY TO:

                             RUSSELL W. PARKS, JR., P.C.
                      AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                      1333 NEW HAMPSHIRE AVENUE, N.W., SUITE 400
                                WASHINGTON, D.C. 20036


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           DEREGISTRATION OF COMMON STOCK

     Kash n' Karry Food Stores, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 33-01679, (the "Registration Statement"), on March 13, 1996, for the sale of 355,419 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company under the Company's 1995 Key Employee Stock Option Plan (the "Plan"). This Post-Effective Amendment No. 1 is being filed to deregister 331,048 unsold shares of the Common Stock. The Plan has been terminated and all rights to purchase shares under the Plan have been exercised or have expired. This deregistration relates to the consummation on December 18, 1996 of a tender offer and merger whereby the Company became an indirect wholly owned subsidiary of Food Lion, Inc., a North Carolina corporation.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on December 23, 1996.

                                   KASH N' KARRY FOOD STORES, INC.



                                   By: /s/ R. William McCanless
                                       ------------------------------
                                       R. William McCanless
                                       Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                  Title                    Date
     -----------                ------                   ------

/s/ Ronald E. Johnson         President, Chief         December 23, 1996
--------------------          Executive Officer
Ronald E. Johnson             (Principal
                              Executive Officer)
                              and Chief
                              Operating Officer



/s/ Richard D. Coleman        Senior Vice              December 23, 1996
----------------------        Presidet, Chief
Richard D. Coleman            Financial Officer
                              (Principal
                              Financial Officer)
                              and Secretary


/s/ Marvin W. Snow, Jr.       Vice President,          December 23, 1996
----------------------        Controller
Marvin W. Snow, Jr.           (Principal
                              Accounting Officer)


/s/ Tom E. Smith              Chairman of the          December 23, 1996
----------------------        Board of Directors
Tom E. Smith


/s/ Joseph C. Hall            Director                 December 23, 1996
---------------------
Joseph C. Hall

/s/ R. William McCanless      Director                 December 23, 1996
------------------------
R. William McCanless




                                    3